Exhibit 99.1

BETHESDA, Md., Jan. 29, 2024 (GLOBE NEWSWIRE) -- Castellum, Inc. (the “Company”) (NYSE-American: CTM), a cybersecurity, electronic warfare, and software services company focused on the federal government today announced the closing of its previously announced registered direct offering, consisting of the sale of 8,437,501 shares of common stock (or pre-funded warrants in lieu thereof). In a concurrent private placement, the Company also agreed to issue and sell to the investor warrants to purchase up to 8,437,501 shares of common stock. The combined effective offering price for each share of common stock (or pre-funded warrant in lieu thereof) and accompanying warrant was $0.32. The warrants will become exercisable upon effectiveness of shareholder approval, expire five years from such approval date, and have an exercise price of $0.35 per share.

The gross proceeds to the Company from the registered direct offering and concurrent private placement were approximately $2.7 million before deducting the placement agent’s fees and other estimated offering expenses payable by the Company.

“Today’s announcement represents another important milestone for Castellum,” said Mark Fuller, President and CEO. “We have strengthened our balance sheet by reducing our net leverage while increasing our liquidity to support the growth of our business. We now look forward to landing some new contract wins in 2024 to improve our income statement and further improve our net leverage ratios.”

Maxim Group LLC acted as the sole placement agent in connection with the offering.

The shares of common stock (or pre-funded warrants in lieu thereof) were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-275840), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 12, 2023. The offering of shares of common stock (or pre-funded warrants in lieu thereof) were made only by means of a prospectus supplement that forms a part of such registration statement. The warrants issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor were there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock and pre-funded warrants was filed by the Company with the SEC on January 29, 2024. Copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3500.

About Castellum, Inc.

Castellum, Inc. (NYSE-American: CTM) is a defense-oriented technology company that is executing strategic acquisitions in the cybersecurity, MBSE, and information warfare areas - http://castellumus.com/.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Words such as “will,” “would,” “believe,” and “expects,” and similar language or phrasing are indicative of forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to close the described debt financing; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget; and the Company’s ability to maintain the listing of its common stock on the NYSE American LLC. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in Item 1A. “Risk Factors” section of the Company’s recently filed Form 10-Q, Item 1A. "Risk Factors” in the Company’s most recent Form 10-K, and other filings with the Securities and Exchange Commission which can be viewed at www.sec.gov. These risks and uncertainties, or not closing the described potential debt financing in this press release, could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

Mark Fuller, President & CEO
info@castellumus.com
301-961-4895

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/fae4ce7f-93ba-4053-ba6d-f753f16e4245